Exhibit 10
SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

On August 22, 2016, the Board of Directors of The Boeing Company (the “Company”) approved increases in the (a) annual cash retainer for non-employee directors from $130,000 to $135,000, (b) annual retainer in deferred stock units for non-employee directors from $165,000 to $180,000 and (c) Governance, Organization and Nominating Committee chair annual retainer from $15,000 to $20,000. Each increase will be effective January 1, 2017. The remaining components of non-employee director compensation remain unchanged from the amounts described in the Company's proxy statement for its 2016 annual meeting of shareholders.

Non-Employee Director Compensation
(Effective January 1, 2017)

Annual Cash Retainer	$135,000
Annual Retainer in Deferred Stock Units	$180,000
Lead Director Annual Retainer	$30,000
Audit Committee Chair Annual Retainer	$25,000
Compensation Committee Chair Annual Retainer	$20,000
Governance, Organization and Nominating Committee Chair Annual Retainer	$20,000
Finance Committee Chair Annual Retainer	$15,000
Special Programs Committee Chair Annual Retainer	$15,000